Exhibit 99.1
LXP INDUSTRIAL TRUST
TRADED: NYSE: LXP
515 N FLAGLER DR, SUITE 408
WEST PALM BEACH, FL 33401
FOR IMMEDIATE RELEASE

LXP INDUSTRIAL TRUST CLOSES ON $600 MILLION UNSECURED REVOLVING CREDIT FACILITY AND $250 MILLION UNSECURED TERM LOAN

Extends Maturity and Reduces Pricing on Unsecured Revolving Credit Facility and Term Loan

West Palm Beach, FL – January 14, 2026 - LXP Industrial Trust (“LXP”) (NYSE:LXP), a real estate investment trust focused on Class A warehouse and distribution real estate investments, today announced it has closed a $600 million senior unsecured revolving credit facility. The facility amends and restates LXP’s previous unsecured revolving credit facility.
The new revolving credit facility matures on January 31, 2030, with the option to extend the maturity for two successive six-month terms or one twelve-month term, at LXP’s discretion, subject to certain conditions. The facility provides for an interest rate of SOFR plus 77.5 basis points, based on LXP's current consolidated leverage ratio and credit ratings, reduced from SOFR plus 95 basis points under the previous facility. The facility also provides for a facility fee of 15 basis points of total commitments, reduced from 20 basis points under the previous facility.
LXP also announced the refinancing of its $250 million unsecured term loan with an initial maturity date of January 31, 2029, with two one-year extension options at LXP's discretion, subject to certain conditions. The term loan provides for an interest rate of SOFR plus 85 basis points, based on the Company's current consolidated leverage ratio and credit ratings, reduced from 110 basis points under the previous facility.
Nathan Brunner, Chief Financial Officer of LXP, commented, “The new debt facilities extend our debt maturity profile and reduce our interest costs, further strengthening our balance sheet and increasing our financial flexibility. This builds on the balance sheet progress we achieved in 2025, including reducing leverage to approximately five times net debt to Adjusted EBITDA, as recognized by the recent action by S&P Global Ratings to revise LXP’s outlook to positive. We appreciate the ongoing support of our bank group and their continued confidence in LXP.”

KeyBanc Capital Markets, Inc., Wells Fargo Securities, LLC and Regions Capital Markets served as the Joint Lead Arrangers and Joint Bookrunners. KeyBank National Association is the Administrative Agent and Wells Fargo Bank, National Association and Regions Bank served as Syndication Agents. Bank Of America, N.A., Citizens Bank, N.A., Mizuho Bank, Ltd., JPMorgan Chase Bank, N.A., PNC Bank, National Association, TD Bank, N.A. and U.S. Bank National Association acted as Documentation Agents, with Associated Bank, National Association also participating in the transaction.

ABOUT LXP INDUSTRIAL TRUST
LXP Industrial Trust (NYSE: LXP) is a publicly traded real estate investment trust (REIT) focused on Class A warehouse and distribution investments in 12 target markets across the Sunbelt and lower Midwest. LXP seeks to expand its warehouse and distribution portfolio through acquisitions, build-to-suit transactions, sale-leaseback transactions, development projects and other transactions. For more information, including LXP's Quarterly Supplemental Information package, or to follow LXP on social media, visit www.lxp.com.
Contact:
Investor or Media Inquiries for LXP Industrial Trust:
Heather Gentry, Executive Vice President of Investor Relations
LXP Industrial Trust
Phone: (212) 692-7200 E-mail: hgentry@lxp.com
This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements, including, but not limited to, statements regarding the use of proceeds from the sale. Such forward-looking statements involve known and unknown risks, uncertainties and other factors not under LXP's control which may cause actual results, performance or achievements of LXP to be materially different from the results, performance, or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those factors and risks detailed in LXP's periodic filings with the SEC. Except as required by law, LXP undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events.